Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-137152 and No. 333-152145) pertaining to the Hill International, Inc. 401(k) Retirement Savings Plan of our report dated June 4, 2013, in this Annual Report on Form 11-K of the Hill International, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2012.

JENNIFER L. ANDERSON, LLC

/s/ JENNIFER L. ANDERSON, LLC

Moorestown, New Jersey

June 30, 2014